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                                                                    EXHIBIT 4(d)

                             CERTIFICATE OF TRUST
                                      OF
                               COMPASS TRUST II


        THIS Certificate of Trust of Compass Trust II (the "Trust"), dated December 30, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
                                                                            ---
C (S) 3801, et seq.).
-           -- ----

        1.      Name. The name of the business trust being formed hereby is
                ----
Compass Trust II.

        2.      Delaware Trustee. The name and business address of the trustee
                ----------------
of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.


                                        WILMINGTON TRUST COMPANY,
                                        as Trustee

                                        By: /s/ Debra Eberly
                                            --------------------------
                                        Name:  DEBRA EBERLY
                                        Title: ASST. ACCOUNT ADMINISTRATOR



                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 04:00 PM 12/30/1996
                                                       960388337 - 2701290